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Exhibit 10.16

October 29, 1999

Mr. Mark Nason
Vice President Operations
Alibris.com
475 Lillard Drive, Ste. 102
Sparks, NV 89434

Dear Mark:

Enclosed please find two copies of the revised ODC/Alibris contract changing the starting rental date for the newly expanded 4,000 square foot Alibris office/workroom in Building 4 to 12/1/99 from 11/1/99. If this meets with your approval, please sign both copies of the contract, retaining one for yourself and returning one to me for my files.

If you have any questions whatsoever about the enclosed, please don't hesitate to give me a call.

Best regards,

/s/  MICHAEL J. MCCABE
Michael J. McCabe

MJM:clb
Enclosures

CONTRACT AND
SERVICE AGREEMENT

ALIBRIS.COM 475 Lillard Drive Suite 102 Sparks, NV 89434	PROPOSAL DATE Effective date:	October 28, 1999 December 1, 1999

COMMODITY, PACK, TYPE OF CONTAINER	SIZE (LENGTH, WIDTH, HEIGHT, CUBE)	GROSS WEIGHT	Stg Rate Per Month or Fraction Thereof Per sq. ft.	Handling In & Out Rate Per Hr.*

BOOKS	Office Space	$0.85
	Operations space	$0.48	*
**Temporary Agency Employees Will Be Charged At Agency Bill Rate Plus 15%

Alibris will have the flexibility to also utilize ODC full-time employees with full benefits to be charged according to the following formula: Base Wage plus Benefits plus an Administrative Fee of 24%. (See Exhibit 2 for a sample calculation.) The full-time ODC employee complement can be reviewed and modified on a quarterly basis. Between reviews, Alibris agrees to pay for a minimum of monthly full-time wages, benefits and administrative coats.

*Initial space requirement is 5,000 square feet which includes space laid out in accordance with the layout attached as Exhibit 1, as well as additional pro-rata share of building common area for dock staging, office/restrooms, maintenance, etc. Alibris.com space can be expanded in 1,000 square foot increments (NIC private office space).

RPS volume discount on Ground Shipments:    30%

Effective 12/1/99, Alibris will expand into a 4,000 square foot office/workroom area located in the southeast corner of ODC's Building #4 located at 475 Lillard Drive. The rental rate for this office/workroom space will be $0.85 per square foot per month due and payable in advance on the first day of each month commencing 12/1/99.

ROUTING INSTRUCTIONS: SHIPMENTS TO BE CONSIGNED TO	Alibris.com
IN CARE OF THE ODC INTEGRATED LOGISTICS DESTINATION	Sparks, NV 89434

BILL OF LADING AND MANIFEST OF CON TENTS ARE TO BE RECEIVED BY WAREHOUSE BEFORE ARRIVAL OF SHIPMENT.

Standard Contract Terms and Conditions for Merchandise Warehousemen
(Approved and promulgated by American Warehouse Association, October 1968; revised and promulgated by International Warehouse Logistics Association, January 1998)

ACCEPTANCE—Sec. 1

(a)
The contract and rate quotation including accessorial charge is endorsed on or attached hereto must be accepted within 30 days from the proposal date by signature of depositor on the reverse side of the contract. In the absence of written acceptance, the act of tendering goods described herein for storage or other services by warehouseman within 30 days from the proposal date shall constitute such acceptance by depositor.

(b)
In the event that goods tendered for storage or other services do not conform to the description contained herein, or conforming goods are tendered after 30 days from the proposal date without prior written acceptance by depositor as provided in paragraph (a) of this section, warehouseman may refuse to accept such goods. If warehouseman accepts such goods, depositor agrees to rates and charges as may be assigned and invoiced by warehouseman and to all terms of this contract.

(c)
This contract may be canceled by either party upon 30 days written notice and is canceled if no storage or other services are performed under this contract for a period of 110 days.

SHIPPING    •    Sec. 2

Depositor agrees not to ship goods to warehouseman as the named consignee. If, in violation of this agreement, goods are shipped to warehouseman as named consignee, depositor agrees to notify carrier in writing prior to such shipment, with copy of such notice to the warehouseman, that warehouseman named as consignee is a warehouseman and has no beneficial title or interest in such property and depositor further agrees to indemnify and hold harmless warehouseman from any and all claims for unpaid transportation charges, including undercharges, demurrage, detention or charges of any nature, in connection with goods so shipped. Depositor further agrees that if it fails to notify carrier as required by the preceding sentence, warehouseman shall have the right to refuse such goods and shall not be liable or responsible for any loss, injury or damage of any nature to, or related to, such goods.

TENDER FOR STORAGE    •    Sec. 3

As goods for storage shall be delivered at the warehouseman properly marked and packaged for handling. The depositor shall furnish at or prior to such delivery a manifest showing marks, brands, or sized to be kept and accounted for separately, and the class of storage and other services desired.

STORAGE PERIOD AND CHARGES    •    Sec. 4.

(a)
All charges for storage are per package or other agreed unit per month.

(b)
Storage charges become applicable upon the date that warehouseman accepts care, custody and control of the goods, regardless of unloading date or date of issue of warehouse receipt.

(c)
Except as provided in paragraph (d) of this section, a full month's storage charge will apply on all goods received between the first and the 15th inclusive of a calendar month, one-half month's storage charge will apply on all goods received between the 18th and the last day. Inclusive of a calendar month, and a full month's storage charge will apply to all goods in storage on the first day of the next and succeeding calendar moth. All storage charges are due and payable on the first day of storage for the initial month and thereafter on the first day of the calendar month.

TRANSFER, TERMINATION OF STORAGE, REMOVAL OF GOODS    •    Sec. 5

(a)
Instructions to transfer goods on the books of the warehouseman are not effective until delivered to and accepted by warehouseman and all charges up to the time transfer is made are chargeable to the depositor of record. If a transfer involved rehandling the goods, such will be the subject of a charge. When goods in storage are transferred from one party to another through the issuance of a new warehouse receipt, a new storage date is established on the date of transfer.

(b)
The warehouseman reserves the right to move, at his expense, 14 days after notice is sent by certified or registered mail to the depos8itor of record or to the last known holder of the negotiable warehouse receipt, any goods in storage from the warehouse in which they may be stored to any other of his warehouses; but if such depositor or holder takes delivery of his goods in lieu of transfer, no storage charge shall be made for the current storage month. Warehouseman will store the goods at and may without notice move the goods within and between any one or more of the warehouse buildings which comprise the warehouse complex identified on the front of this warehouse receipt.

(c)
The warehouseman may, upon written notice to the depositor of record and any other person known by the warehouseman to claim an interest in the goods, require in the removal of any of the goods by the next succeeding storage month. Such notice shall be given to the last known place of business or abode of the person to be notified. If goods are not removed before the end of the next succeeding storage month, the warehouseman may sell them in accordance with applicable law.

(d)
If warehouseman in good faith believes that the goods are about to deteriorate or decline in value to less than the amount of warehouseman lien before the end of the next succeeding storage month, the warehouseman may specify in the notification any reasonable shorter time for removal of the goods and in case the goods are not removed, may sell them at public sale held one week after a single advertisement or posting as provided by law.

(e)
If as a result of a quality or condition of the goods of which the warehouseman had no notice at the time of deposit, the goods are a hazard to other property at public or private sale without advertisement or reasonable notification to all persons known to claim an interest in the goods. If the warehouseman after a reasonable effort is unable to sell the goods he may dispose of them in any lawful manner and shall incur no liability by reason of such disposition. Pending such disposition, sale or return of the goods, the warehouseman may remove the goods from the warehouse and shall incur no liability by reason of such removal.

HANDLING    •    Sec. 6

(a)
The handling charge covers ordinary labor involved in receiving goods at warehouse door, placing goods in storage, and returning goods to warehouse.

(b)
Unless otherwise agree, labor for unloading and loading goods will be subject to a charge. Additional expenses incurred by the warehouseman in receiving or loading into cars or other vehicles not at warehouse dock will be charged to the depositor.

(c)
Labor and materials used in loading rail cars or other vehicles are chargeable to the depositor.

(d)
When goods are ordered out in quantities less than in which received, the warehouseman may make an additional charge for each order or each item of an order.

(e)
The warehouseman shall not be liable for demurrage or detention, delays in unloading inbound cars, trailers or other containers, or delays in obtaining and loading cars, trailers or other containers for outbound shipment unless warehouseman has failed to exercise reasonable care.

DELIVERY REQUIREMENTS    •    Sec. 7

(a)
No goods shall be delivered or transferred except upon receipt by the warehouseman of complete written instructions. Written instruction shall include, but not be limited to, FAX, EDI, TWX or similar communication, provided warehouseman has no liability when relying on the information contained in the communication as received. However, when no negotiable receipt is outstanding, goods may be delivered upon instruction by telephone in accordance with a prior written authorization, but the warehouseman shall not be responsible for loss or error occasioned thereby.

(b)
When a negotiable receipt has been issued not goods covered by that receipt shall be delivered, or transferred on the books of the warehouseman, unless the receipt, properly endorsed, is surrendered for cancellation or for endorsement or partial deliver thereon. If a negotiable receipt is lost or destroyed, delivery of goods may be made only upon order of a court of competent jurisdiction and the posting of security approved by the court as provided by law.

(c)
When goods are ordered out a reasonable time shall be given the warehouseman to carry out instruction, and if he is unable because of acts of god, war, public enemies, seizure under legal process, strikes, lockouts, riots and civil commotions, or any reason beyond the warehouseman's control, or because of loss or destruction of goods for which warehouseman is not liable, or because of any other excuse provided by law, the warehouseman shall not be liable for failure to carry out such instructions and goods remaining in storage will continue to be subject to regular storage charges.

EXTRA SERVICES (SPECIAL SERVICES)    •    Sec. 8

(a)
Warehouse labor required for services other than ordinary handling and storage will be charged to the depositor.

(b)
Special services requested by depositor including but not limited to compiling of special stock statements; reporting marked weights, serial numbers or other data from packages; physical check of goods; and handling transit billing will be subject to a charge.

(c)
Dunnage, bracing, packing materials or other special supplies may be provided for the depositor at a charge in addition to the warehouseman's cost.

(d)
By prior arrangement, goods may be received or delivered during other than usual business hours, subject to a charge.

(e)
Communication expense including postage, teletype, telegram, or telephone will be charged to the depositor if such concern more than normal inventory reporting of if, at the request of the depositor, communications are made by other than regular United States Mail.

BONDED STORAGE    •    Sec. 9

(a)
A charge in addition to regular rates will be made for merchandise in bond.

(b)
Where a warehouse receipt covers goods in U.S. Customs bond, such receipt shall be void upon the termination of the storage period fixed by law.

MINIMUM CHARGES    •    Sec. 10

(a)
A minimum handling charge per lot and a minimum storage charge per lot per month will be made. When a warehouse receipt covers more than one lot or when a lot is in assortment, a minimum charge per mark, brand or variety will be made.

(b)
A minimum monthly charge to one account for storage and/or handling will be made. This charge will apply also to each account when one customer has several accounts, each requiring separate records and billing.

LIABIL.ITY AND LIMITATION OF DAMAGES    •    Sec. 11.

(a)
THE WAREHOUSEMAN SHALL NOT BE LIABLE FOR ANY LOSS OR INJURY TO GOODS STORED HOWEVER CAUSED UNLESS SUCH LOSS OR INJURY RESULTED FROM THE FAILURE BY THE WAREHOUSEMAN TO EXERCISE SUCH CARE IN REGARD TO THEM AS A REASONABLY CAREFUL MAN WOULD EXERCISE UNDER LIKE CIRCUMSTANCES AND WAREHOUSEMAN IS NOT LIABLE FOR DAMAGES WHICH COULD NOT HAVE BEEN AVOIDED BY THE EXERCISE OF SUCH CARE.

(b)
GOODS ARE NOT INSURED BY THE WAREHOUSEMAN AGAINST LOSS OR INJURY HOWEVER CAUSED.

(c)
THE DEPOSITOR DECLARES THAT DAMAGES ARE LIMITED TO $0.25/POUND PROVIDED, HOWEVER, THAT SUCH LIABILITY MAY AT THE TIME OF ACCEPTANCE OF THIS CONTRACT AS PROVIDED IN SECTION 1 BE INCREASED UPON DEPOSITOR'S WRITTEN REQUEST ON PART OR ALL OF THE GOODS HEREUNDER IN WHICH EVENT AN ADDITIONAL MONTHLY CHARGE WILL BE MADE BASED UPON SUCH INCREASED VALUATION.

(d)
WHERE LOSS OR INJURY OCCURS TO STORED GOODS, FOR WHICH THE WAREHOUSEMAN IS NOT LIABLE, THE DEPOSITOR SHALL BE RESPONSIBLE FOR THE COST OF REMOVING AND DISPOSING OF SUCH GOODS AND THE COST OF ANY ENVIRONMENTAL CLEAN UP AND SITE REMEDIATION RESULTING FROM THE LOSS OR INJURY TO THE GOODS.

NOTICE OF CLAIM AND FILING OF SUIT    •    Sec. 12

(a)
Claims by the depositor and all other persons must be presented in writing to the warehouseman within a reasonable time, and in no event longer than either 60 days after delivery of the goods by the warehouseman or 60 days after depositor of record or the last known holder of a negotiable warehouse receipt is noticed by the warehouseman that loss or injury to part or all of the goods has occurred, whichever time is shorter.

(b)
No action may be maintained by the depositor or others against the warehouseman for loss or injury to the goods stored unless timely written claim has been given as provided in Paragraph (a) of this section and unless such action is commenced either within nine months after the date of delivery by warehouseman or within nine months after depositor of record or the last known holder of a negotiable warehouse receipt is notified that loss or injury to part or all of the goods has occurred, whichever time is shorter.

(c)
When goods have not been delivered, notice may be given of known loss or injury to the goods by mailing of a registered or certified letter to the depositor of record or to the last known holder of a negotiable warehouse receipt. Time limitations for presentation of claim in writing and the maintaining of action after notice begin on the date of mailing of such notice by warehouseman.

LIABILITY FOR CONSEQUENTIAL DAMAGES    •    Sec. 13

Warehouseman shall not be liable for any loss of profit or special, indirect or consequential damages of any kind.

LIABIITY FOR MISSED SHIPMENT    •    Sec. 14

If warehouseman negligently misships goods the warehouseman shall pay the reasonable transportation charges incurred to return the misshipped goods to the warehouse. If the consignee fails to return the goods, warehouseman's maximum liability shall be for the loss of damaged goods as specified in Section 11 above, and warehouseman shall have no liability for damages due to consignee's acceptance or use of the goods whether such goods be those of one depositor or another.

MYSTERIOUS DISAPPEARANCE    •    Sec. 15

Warehouseman shall not be liable for loss of goods due to inventory shortage or unexplained or mysterious disappearance of goods unless depositor established such loss occurred because of warehouseman's failure to exercise the care required of a warehouseman under section 11 above. Any presumption of conversion imposed by law shall not apply to such loss and a claim by depositor of conversion must be established by affirmative evidence that the warehouseman converted the goods to warehouseman's own use.

RIGHT TO STORE GOODS    •    Sec. 16

Depositor represents and warrants that depositor is lawfully possessed of the goods and has the right and authority to store them with warehouseman. Depositor agrees to indemnify and hold harmless warehouseman from all loss, cost and expense including (reasonable attorneys' fees) which warehouseman pays or incurs as a result of any dispute or litigation whether instituted by warehouseman or others, respecting depositor's right, title or interest in the goods. Such amount shall be charged in relation to the goods and subject to warehouseman's lien.

ACCURATE INFORMATION    •    Sec. 17

Depositor will provide warehouseman with information concerning the stored goods which is accurate, complete and sufficient to allow warehouseman to comply with all laws and regulations concerning the storage, handling, and transporting of the stored goods. Depositor will indemnify and hold warehouseman harmless from all loss, cost, penalty and expense (including reasonable attorneys' fees) which warehouseman pays or incurs as a result of depositor failing to fully discharge this obligation.

SEVERABILITY AND WAIVER    •    Sec. 18

(a)
If any provision of this receipt or any application thereof, should be construed or held be void or invalid, or unenforceable, by order, decree or judgment of a court of competent jurisdiction, the remaining provisions of this receipt shall not be affected thereby but shall remain in full force and effect.

(b)
Warehouseman's failure to require strict compliance with any provision of the Warehouse Receipt shall not constitute a waiver or estoppel to later demand strict compliance with that or any other provision(s) of this Warehouse Receipt.

(c)
The provisions of this Warehouse Receipt shall be binding upon the depositor's heirs, executors, successors and assigns; contain the sole agreement governing goods stored with the warehouseman and, cannot be modified unless by a writing signed by warehouseman.

Clerical services: $21 per hour

Special labor services for unscheduled or non-routine warehouseman administrative functions, inventories, handling damage, breaking pallets, returns, etc.: $19 per hour. Forklift use: $7/hour.

Purchases for depositor's account: E.g., small package\telephone\postage charges, forms, pallets, slipsheets, stretchfilm, packaging material, MIS hardware and software modifications, EDI-related transmission charges, etc. Cost plus 10 percent administrative charge (rates provided herein do not include power conveyor, computer equipment, or work stations, racks or handling equipment shown on Exhibit 1 or furniture\office equipment for the Alibris private office.

DEPOSITOR             Alibris.com

BY:	/s/ MARK NASON FOR ALIBRIS The above quotation is hereby accepted and terms herein agreed to:	BY:	/s/ MICHAEL J. MCCABE ODC INTEGRATED LOGISTICS

May 1, 2001

Mr. Mark Nason
Alibris.com
475 Lillard Drive, Ste. 102
Sparks, NV 89434

Dear Mark:

Enclosed please find two copies of Amendment I to the current ODC/Alibris.com Services Agreement reflecting the square footage rate changes to the Services Agreement you had agreed upon with Scott Owen during the first part of April. We here at ODC thought it best to formalize the rates in an amendment so that we had a proper record of them for both our files.

These rates, of course, are scheduled to go into effect today. Please therefore sign both copies of the amendment, retaining one copy for your files and returning the other copy to me for) nine.

If you have any questions whatsoever, please don't hesitate to give me a call at 355-2150, Ext. 105.

Sincerely,

/s/  RICHARD W. SCHROEDER
Richard W. Schroeder
Director of Customer Logistics

RWS:clb

Enclosures

AMENDMENT I
TO
SPARKS, NEVADA SERVICES AGREEMENT
BETWEEN
ALIBRIS.COM AND ODC INTEGRATED LOGISTICS

Per our conversation of Monday, April 2, 2001, Alibris.com agrees to the following rate increases effective May 1, 2001 until April 30, 2002 at which time all rates will once again be subject to review and possible adjustment. As discussed:

  •
  All costs will follow the current, agreed upon prices stated in the January 1, 2000 Services Agreement between ODC Integrated Logistics and Alibris.com except for the following adjustments:

• Office Space	Increases from $0.85 to $0.8870 per square foot per month.
• Operating Space (0-50.000 sq.ft):	Increases from $0.48 to $0.5033 per square foot per month.
• Operating Space (>50.000 sq.ft)	Increases from $0.465 to 0S 4877 per square foot per month

By signing below, the: parties agree to all of the above.

ALIBRIS.COM By: /s/ MARK NASON Title: VP Operations, Alibris Date: 5-9-01	ODC INTEGRATED LOGISTICS By: /s/ RICHARD W. SCHROEDER Title: Director of Customer Logistics Date: 5/1/01

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March 7, 2002

Mr. Mark Nason
Alibris.com
475 Lillard Drive. Ste. 102
Sparks, NV 89434

Dear Mark:

As you are aware, ODC Integrated Logistics conducts annual contract and Service Agreement reviews on all of our client contracts to help us keep abreast of inflationary costs and to ensure that we are meeting, and will continue to meet, your needs in a satisfactory manner. Recently ODC reviewed Alibris' contract and we are pleased to inform you that this year no changes or increases were found to be necessary to assure that ODC can continue to provide Alibris with the high service levels you have come to expect from an industry leader.

We are happy to be able to impart this good news to you and wanted you to know we enjoy our partnership with Alibris and look forward to it continuing to grow far into the future.

Best regards,

/s/  JOSEPH E. SINNER
Joseph E. Sinner
Director of Customer Logistics

JES:clb

September 12, 2002

Mr. Mark Nason
Vice President, Operations
Alibris.com
475 Lillard Drive, Ste. 102
Sparks, NV 89434

Dear Mark:

Thanks for taking the tine recently to share with Scott Owen, Tom Brasfield and me the positive projections for Alibris going into 2003. It certainly is a success story for the unique logistics partnership we forged back in 1998.

Accordingly we wanted to respond to your suggested changes to our contract. With regards to the transition to contracting directly with PSI for agency labor, we have no objections and, at your direction, will delete that provision from our contract. The second request to lower our fee on ODC labor from 24% to 15% depletes our profit margin substantially. As you know, our corporate overhead is just under 10% and such a reduction to 15% would only enable ODC to achieve a 5% pre-tax margin or 2% to 3% after tax. In good faith, however we understand your objectives and, as your alliance partner, would propose a reduction of 4.5% to a new fee of 19.5% on ODC employees.

We hope this compromise is acceptable and, if so, please acknowledge in the space provided below and we look forward to continuing our logistics partnership for many years to come.

Should you have any questions or need more information, please don't hesitate to contact me.

Sincerely	Acknowledgement:
/s/ MICHAEL J. MCCABE Michael J. McCabe Senior Vice President	/s/ MARK NASON FOR ALIBRIS Mark Nason Vice President, Operations
MJM:clb	9-12-02 Date
cc:
Mr. Tom Brasfield
Mr. Scott Owen
Mr. Jim Butler

AMENDMENT II
TO
SPARKS, NEVADA SERVICES AGREEMENT
BETWEEN
ALIBRIS.COM AND ODC INTEGRATED LOGISTICS

Pursuant to our discussions, we are issuing an amendment to the Sparks, Nevada Services Agreement between Alibris.com and ODC Integrated Logistics. These changes are reflected in Exhibit A, dated September 16, 2002, under section 4.0 and are effective September 16, 2002.

By signing below, the parties agree to all of the above.

ALIBRIS.COM By: /s/ MARK NASON Title: VP Operations, Alibris Date: 10-3-02	ODC INTEGRATED LOGISTICS By: /s/ JOSEPH E. SINNER Title: Dir. Customer Logistics Date: 9/27/02

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EXHIBIT A
CONTRACT ADDENDUM
For Service Agreement Dated 9/16/02

Warehouseman will provide additional services at customer request at the clerical and warehouse labor rates indicated below. However, if the service is itemized below, the rate shown for that specific service will apply.

1.0 Special Services Rate (SSR)	Regular	Overtime	Sunday & Holiday
Clerical
Warehouse Labor
Warehouseman & Lift	$7.00	$7.00	$7.00
Information Technologies
Value Added-Services
Supervision
2.0 Other Services		$	Fee Basics
CH	Clerical Services Per Hour	N/A	Per Hour Charge
COR	Clerical Services Per Order	N/A	Per Order Charge
CWR	Clerical Services Per Receipt	N/A	Per Receipt Charge
SHH	Cycle Count	N/A	Per Hour
	Emergency Rush/Late Order Charge (applied to same day orders received after am/pm local facility time)	N/A	Per Order Charge
FAX	Fax (Clerical)	N/A	Per Outbound Page
INV	Inventories	N/A	Per Hour
	Inventory/Activity Reports	N/A	Report
LBL, LBLS, LBL1	Labels (label and application)	N/A	☐ Per Label ☐ Per Order
	Minimum Advance Storage	N/A	Month
	Minimum Handling	N/A	☐ SKU ☐ LOT
	Minimum Storage	N/A	☐ SKU ☐ LOT
	OS&D Reports	NIA	Report
PC	Photocopies	$0.11	Per Copy
PG	Photographs	$2.50	Per Photograph
RW, RC	Product Returns	N/A	Hour
URO	Small Package Order Processing and Bundling Charge	N/A	Order
SHH	Sort and segregate	N/A	☐ Per Hour ☐ Per order
SWO	Stretch Wrap (film slid application)	N/A	Pallet
	Unload floor loaded containers	N/A	☐ Per Hour ☐ Per Container
	Volume Discount	N/A	☐ FedEx Grd ☐ UPS

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3.0   Pass Through Expense and Miscellaneous Charges

Goods and services purchased directly by warehouseman at the customer's request, and/or with customer's approval, will be invoiced by the warehouseman to the customer at ODC's price plus 10%. These items include, but are not limited to, postage, forms, pallets, slipsheets, EDI charges, telephone, stretch film, packaging material, and trash disposal.

Any purchases for items or services not specifically identified above, will require written authorization from customer prior to purchase.

Warehouse hours are from 7:30 am to 4:30 pm, Monday through Friday, excluding holidays. After hours, weekend, and holiday pick-up requiring security, supervision, and facility opening will be charged the Special Services Rate with a minimum of four hours per person, minimum two persons. This will apply after 4:30 pm Monday through Friday and all day Saturday and Sunday.

4.0   Comments

Storage—base of 50,000 sq. ft.—$0.5033 per sq. ft.; over 50,000 and up to 120,000 sq.ft.—$0.4877 per sq. ft. per month.

Office storage—$0.8870 per sq. ft. per month.

ODC labor—base wage a plus benefits cost plus administrative fee of 19.5%.

Janitorial labor—$11.03 per hour pus 15%.

DEPOSITOR: Alibris.com		WAREHOUSEMAN:
By:	/s/ MARK NASON FOR ALIBRIS	By:	/s/ JOSEPH E. SINNER
The above quotation is hereby accepted and terms herein agreed to:		ODC Integrated Logistics

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QuickLinks

  Exhibit 10.16
CONTRACT AND SERVICE AGREEMENT
Standard Contract Terms and Conditions for Merchandise Warehousemen (Approved and promulgated by American Warehouse Association, October 1968; revised and promulgated by International Warehouse Logistics Association, January 1998)
AMENDMENT I TO SPARKS, NEVADA SERVICES AGREEMENT BETWEEN ALIBRIS.COM AND ODC INTEGRATED LOGISTICS
AMENDMENT II TO SPARKS, NEVADA SERVICES AGREEMENT BETWEEN ALIBRIS.COM AND ODC INTEGRATED LOGISTICS
EXHIBIT A CONTRACT ADDENDUM For Service Agreement Dated 9/16/02